Exhibit 10.45

ANNUAL BASE SALARIES APPROVED FOR NAMED EXECUTIVE OFFICERS

OF

WORTHINGTON INDUSTRIES, INC.

Effective June 29, 2011, the Compensation and Stock Option Committee of the Board of Directors of Worthington Industries, Inc. approved the base salaries for the named executive officers identified below, which base salaries became effective June 26, 2011.

Name and Principal Position	Base Salary
John P. McConnell
Chairman of the Board and Chief Executive Officer	$625,000

George P. Stoe
President and Chief Operating Officer	$600,000

B. Andrew Rose
Vice President – Chief Financial Officer	$400,000

Mark A. Russell
President – The Worthington Steel Company	$420,000

Harry A. Goussetis, the other named executive officer of the Registrant for purposes of this Annual Report on Form 10-K, retired effective July 31, 2011. He received a $53,333 base salary for the months of June and July 2011.